UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2010
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into Material Definitive Agreement
On April 7, 2010, The Meridian Resource Corporation (“Meridian” or the “Company), Alta Mesa Holdings, LP (“Alta Mesa”) and Alta Mesa Acquisition Sub LLC (“Alta Mesa Acquisition Sub”) entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”), attached hereto as Exhibit 2.1 and incorporated herein by reference, which amends that certain Agreement and Plan of Merger dated December 22, 2009, by and among Meridian, Alta Mesa, and Alta Mesa Acquisition Sub (the “Merger Agreement”).
Under the Amendment, Alta Mesa has agreed to increase the offer price for the outstanding common stock of Meridian to $0.33 per share from $0.29 per share in cash.

Item 8.01	Other Events.
On April 8, 2010, the Company issued the press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, whereby the Company announced that Alta Mesa agreed to a higher offer price of $0.33 per share, as evidenced by the Amendment to the Merger Agreement described above, and announced that the special meeting of shareholders called to vote on the proposed merger with Alta Mesa will be reconvened on April 28, 2010, following its adjournment on April 6, 2010.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     2.1 First Amendment to Agreement and Plan of Merger, dated April 7, 2010, by and among The Meridian Resource Corporation, Alta Mesa Holdings, LP and Alta Mesa Acquisition Sub LLC.
     99.1 Press release, dated April 8, 2010, of The Meridian Resource Corporation titled “Meridian Announces Increase in Offer From Alta Mesa and Date of Reconvened Special Meeting of Shareholders”.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation (Registrant)
By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President and Chief Accounting Officer

Date: April 12, 2010